Exhibit 10.14

AMENDMENT NO. 4
TO LEASE

        THIS AMENDMENT NO. 4 is made and entered into this 18th day of July, 2001, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR'S TRUST) (previously known as the "Arrillaga Family Trust" and the "John Arrillaga Separate Property Trust") as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and SYNOPSYS, INC., a Delaware corporation, as TENANT.

RECITALS

        A. WHEREAS, by Lease Agreement dated June 16, 1992 Landlord leased to Tenant all of that certain 104,170+/- square foot building located at 700B E. Middlefield Road, Mountain View, California, the details of which are more particularly set forth in said June 16, 1992 Lease Agreement, and

        B. WHEREAS, said Lease was amended by the Commencement Letter dated March 9, 1993 which changed the Commencement Date of the Lease from November 1, 1992 to December 21, 1992, and changed the Termination Date from October 31, 2000 to December 31, 2000, and,

        C. WHEREAS, said Lease was amended by Amendment No. 1 dated June 23, 1993, which: (i) established December 21, 1993 as the Commencement Date for the second floor of the Premises; (ii) extended the Term for two years, changing the Termination Date from December 31, 2000 to December 31, 2002 to be co-terminous with the projected term of the lease agreement dated June 23, 1993 for premises located at 700A E. Middlefield Road, Mountain View, California, (iii) amended the Basic Rent Schedule; (iv) replaced Lease Paragraph 46 ("Parking"); and (v) established June 1, 1993 as the Commencement Date for the payment of Additional Rent expenses for 100% of the building, and

        D. WHEREAS, said Lease was amended by Amendment No. 2 dated November 4, 1994 which: (i) extended the Term for two months, thereby changing the Termination Date from December 31, 2002 to February 28, 2003 to be co-terminous with the extended termination date of the lease agreement dated June 23, 1993 for premises located at 700A E. Middlefield Road, Mountain View, California, and (ii) amended the Basic Rent Schedule and Aggregate Rent accordingly, and

        E. WHEREAS, said Lease was amended by Amendment No. 3 dated October 4, 1995 which: (i) amended (a) Amendment No. 1 Paragraph 3 ("Lease Terms Co-Terminous") and (b) Lease Paragraph 49 ("Cross Default") to include reference to Tenant's other lease agreements with Landlord dated August 17, 1990, June 23, 1993 and August 24, 1995 for premises respectively located at 700C and 700A E. Middlefield Road and 1101 W. Maude Avenue, Mountain View, California; (ii) amended Lease Paragraph 52.B. ("Structural Capital Costs Regulated by Governmental Agencies after the Commencement of this Lease Not Caused by Tenant or Tenant's Uses or Remodeling of the Premises") to correct an error disclosed by an audit of said Lease which required the deletion of the reference to the last four years of the Lease Term as a factor in calculating Tenant's cash contribution towards the cost of said capital improvements; (iii) established Tenant's temporary driveway rights to adjacent property leased by Tenant at 1101 W. Maude Avenue, Mountain View, California; and (iv) replaced Exhibit A to said Lease, and

        F. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for twelve (12) years, thereby changing the Termination Date from February 28, 2003 to February 28, 2015, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) increasing the Security Deposit required under the Lease, (iv) amending the Management Fee charged to Tenant, (v) replacing Lease Paragraphs 12 ("Property Insurance") and 31 ("Notices"), (vi) amending Lease Paragraphs 5 ("Acceptance and Surrender of Premises"), 6 ("Alterations and Additions"), 11 ("Tenant's Personal Property Insurance and Workman's Compensation Insurance") and

21 ("Destruction"), (vii) adding a paragraph ("Authority to Execute") and (viii) deleting Lease Paragraphs 54 ("Option to Lease Building A (700A Middlefield Rd., Mt. View, CA) Option Space"), 55 ("First Right of Refusal") and 56 ("Rights Reserved for Tenant's Personal Benefit") to the Lease Agreement as hereinafter set forth.

AGREEMENT

        NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

        1.     TERM OF LEASE: It is agreed between the parties that the Term of said Lease Agreement shall be extended for an additional twelve (12) year period, and the Lease Termination Date shall be changed from February 28, 2003 to February 28, 2015.

        2.     BASIC RENT: The monthly Basic Rent shall be adjusted as follows:

        On March 1, 2003, the sum of TWO HUNDRED TWENTY NINE THOUSAND ONE HUNDRED SEVENTY FOUR AND NO/100 DOLLARS ($229,174.00) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2004.

        On March 1, 2004, the sum of TWO HUNDRED THIRTY FOUR THOUSAND NINE HUNDRED THREE AND 35/100 DOLLARS ($234,903.35) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2005.

        On March 1, 2005, the sum of TWO HUNDRED FORTY THOUSAND SEVEN HUNDRED SEVENTY FIVE AND 93/100 DOLLARS ($240,775.93) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2006.

        On March 1, 2006, the sum of TWO HUNDRED FORTY SIX THOUSAND SEVEN HUNDRED NINETY FIVE AND 33/100 DOLLARS ($246,795.33) shall be due, and like sum due on the first day of each month thereafter, through and including February 1, 2007.

        On March 1, 2007, the sum of TWO HUNDRED FIFTY TWO THOUSAND NINE HUNDRED SIXTY FIVE AND 22/100 DOLLARS ($252,965.22) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2008.

        On March l, 2008, the sum of TWO HUNDRED FIFTY NINE THOUSAND TWO HUNDRED EIGHTY NINE AND 35/100 DOLLARS ($259,289.35) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2009.

        On March 1, 2009, the sum of TWO HUNDRED SIXTY FIVE THOUSAND SEVEN HUNDRED SEVENTY ONE AND 58/100 DOLLARS ($265,771.58) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2010.

        On March 1, 2010, the sum of TWO HUNDRED SEVENTY TWO THOUSAND FOUR HUNDRED FIFTEEN AND 87/100 DOLLARS ($272,415.87) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2011.

        On March 1, 2011, the sum of TWO HUNDRED SEVENTY NINE THOUSAND TWO HUNDRED TWENTY SIX AND 27/100 DOLLARS ($279,226.27) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2012.

        On March 1, 2012, the sum of TWO HUNDRED EIGHTY SIX THOUSAND TWO HUNDRED SIX AND 92/100 DOLLARS ($286,206.92) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2013.

        On March 1, 2013, the sum of TWO HUNDRED NINETY THREE THOUSAND THREE HUNDRED SIXTY TWO AND 10/100 DOLLARS ($293,362.10) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2014.

        On March 1, 2014, the sum of THREE HUNDRED THOUSAND SIX HUNDRED NINETY SIX AND 15/100 DOLLARS ($300,696.15) shall be due, and a like sum due on the first day of each month thereafter, through and including February l, 2015.

        The Aggregate Basic Rent for the Lease Term, as extended, shall be increased by $37,938,984.84 or from $18,964,862.00 to $56,903,846.84.

        3.     SECURITY DEPOSIT: Provided Tenant is not in default (pursuant to Paragraph 19 of the Lease, i.e., Tenant has received notice and any applicable cure period has expired without cure) of any of the terms, covenants, and conditions of the Lease Agreement, the Security Deposit required under the Lease shall remain $333,344.00. In the event of a Tenant default, Tenant's Security Deposit shall be increased by $268,048.30, or from $333,344.00 to $601,392.30. Within ten (10) days of notice from Landlord of an uncured default under the Lease, Tenant shall (i) provide Landlord with an amended Standby Letter of Credit, in compliance with the terms of Lease Paragraph 45 ("Security Deposit Represented by Standby Letter of Credit") in the total amount of $601,392.30 or (ii) deposit additional cash in the amount of $268,048.30. Within ten (10) business days of Tenant's execution of this Amendment No. 4, Tenant shall provide Landlord with an amended Standby Letter of Credit reflecting an expiration date on the Standby Letter of Credit of March 30, 2015.

        4.     MANAGEMENT FEE: Effective March 1, 2003, and on the first day of each month thereafter during said Lease Term, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee ("Management Fee") equal to one and one-half percent (1.5%) of the Basic Rent due for each month throughout the remaining Lease Term. Notwithstanding anything to the contrary above or in Lease Paragraph 4.D ("Additional Rent"), no additional real property management fee shall be charged to Tenant.

        5.     PROPERTY INSURANCE: Lease Paragraph 12 ("Property Insurance") is hereby deleted in its entirety and shall be replaced with the following:

        "12. PROPERTY INSURANCE. Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord's agent if so directed by Landlord) Tenant's proportionate share (allocated to the Leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to the Premises (including all improvements within the Premises constructed by either Landlord or Tenant (provided Tenant has obtained Landlord's written approval for said improvements to the Premises) and Complex (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent and any deductibles related thereto. If such insurance cost is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have neither interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex:

        In addition and notwithstanding anything to the contrary in this Paragraph 12, each party to this Lease hereby waives all rights of recovery against the other party or its officer, employees, agents and representatives for loss or damage to its property or the property of others under its control, arising from any cause insured against under the fire and extended coverage (excluding, however, any loss resulting from Hazardous Material contamination of the Property) required to be maintained by the terms of this Lease Agreement to the extent full reimbursement of the loss/claim is received by the insured party. Each party required to carry property insurance hereunder shall cause the policy evidencing such insurance to include a provision permitting such release of liability ("waiver of subrogation endorsement") provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. In the event the waivers are issued to the parties and are not valid under current policies and/or subsequent insurance policies, the non-complying party will provide, to the other party, 30 days advance notification of the cancellation of the subrogation waiver, in which case neither party will provide such subrogation waiver thereafter and this Paragraph will be null and void. The foregoing waiver of subrogation shall not include any loss resulting from Hazardous Material contamination of the Property or any insurance coverage relating thereto."

        6.     NOTICES: Lease Paragraph 31 ("Notices") is hereby deleted in its entirety and shall be replaced with the following:

        "31. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises (provided written receipt is offered and is addressed to the attention of the Vice President of Real Estate) or if sent by United States certified or registered mail, postage prepaid or by a reputable same day or overnight courier service addressed to Tenant at: SYNOPSYS, INC., 700 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CA 94043, ATTN: VICE PRESIDENT OF REAL ESTATE. As an accommodation to Tenant, Landlord shall also send a copy of all notices to: SHARTSIS, FRIESE & GINSBURG LLP, ONE MARITIME PLAZA, 18TH FLOOR, SAN FRANCISCO, CA 94111, ATTN: JONATHON M. KENNEDY; however, Tenant acknowledges and agrees that any notice delivered to Tenant's main address listed above shall be considered to be delivered to Tenant, regardless of whether or not said notice is submitted and/or received at the secondary address. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at: PEERY/ARRILLAGA, 2560 MISSION COLLEGE BLVD., SUITE 101, SANTA CLARA, CA 95054. Each notice, request, demand, advice or designation referred to in this Paragraph shall be deemed received on the date of the personal service or receipt or refusal to accept receipt of the mailing thereof in the manner herein provided, as the case may be. Either party shall have the right, upon ten (10) days written notice to the other, to change the address as noted herein."

        7.     ALTERATIONS MADE BY TENANT: The provisions of this Paragraph 7 shall modify Lease Paragraphs 5 ("Acceptance and Surrender of Premises") and 6 ("Alterations and Additions"), as follows:

          A.    Landlord acknowledges that Tenant shall have the right, subject to the terms of this Paragraph 7.A, to make non-structural, interior improvements ("Interior Improvements") to the Premises subject to the following:

            a)    Tenant shall provide Landlord, for Landlord's approval, a set of construction plans and a list reflecting the Interior Improvements Tenant desires to make to the Increased Premises no later than November 1, 2002. Upon Landlord's review and approval of said Interior Improvements, said construction plans shall become Exhibit B-1 to this Lease. Construction of said Interior Improvements shall not commence until Landlord and Tenant execute Landlord's standard Consent to Alterations agreement and Landlord has posted its Notice of Non-Responsibility;

            b)    Landlord shall not be required, under any circumstance, to contribute any concessions or monetary contribution to said Interior Improvements;

            c)     Tenant shall not be required to remove the Landlord approved Interior Improvements shown on Exhibit B-1 at the expiration or earlier termination of the Lease Term. Notwithstanding anything to the contrary herein, Landlord's approval of said Interior Improvements referenced in Section 7.A(a) above may provide for specific Interior Improvements to be restored at the' expiration or earlier termination of the Lease Term if said Interior Improvements are not consistent with Landlord's standard interior improvements.

          B.    Notwithstanding anything to the contrary in Lease Paragraph 6 ("Alterations and Additions"), Landlord's written consent to any future alterations or additions to the Premises will specify whether Landlord shall require removal of said alterations and/or additions, provided Tenant requests such determination from Landlord.

        8.     TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE. The provisions of this Paragraph 8 shall modify Lease Paragraph 11 ("Tenant's Personal Property Insurance and Workman's Compensation Insurance"), as follows: Tenant's obligation to insure the leasehold improvements owned by Tenant within the Leased Premises shall be limited to those leasehold improvements owned by Tenant that are not covered by real property insurance Landlord obtains pursuant to Lease Paragraph 12 ("Property Insurance") as amended in Paragraph 5 above.

        9.     DESTRUCTION. The provisions of this Paragraph 9 shall modify Lease Paragraph 21 ("Destruction"), as follows: Landlord's obligation to rebuild or restore the Premises shall be limited to the building and any interior improvements covered by the real property insurance Landlord obtains pursuant to Lease Paragraph 12 ("Property Insurance") as amended in Paragraph 5 above:

        10.   AUTHORITY TO EXECUTE. The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this Agreement and to all of the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

        11.   DELETION OF PARAGRAPHS: Insomuch as Tenant has entered into a lease agreement with Landlord for premises located at 700A East Middlefield Road, Mountain View, California (Building A), it is agreed between the parties that Lease Paragraphs 54 ("Option to Lease Building A (700A Middlefield Rd., Mt. View, CA) Option Space"), 55 ("First Right of Refusal") and 56 ("Rights Reserved for Tenant's Personal Benefit"), all of which relate to said Building A, are hereby deleted and shall be of no further force or effect.

        EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said June 16, 1992 Lease Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 4 to Lease as of the day and year last written below.

LANDLORD: JOHN ARRILLAGA SURVIVOR'S TRUST		TENANT: SYNOPSYS, INC. a Delaware corporation

By	/s/ JOHN ARRILLAGA John Arrillaga, Trustee	By	/s/ AART DE GEUS AART DE GEUS
Date:			Print or Type Name
		Title:	CHAIRMAN & CEO
		Date:	8/8/01
RICHARD T. PEERY SEPARATE PROPERTY TRUST

By	/s/ JASON PEERY Jason Peery, Special Trustee
Date:	8/8/01